UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):               March 10, 2010

ORBIT INTERNATIONAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

0-3936	11-1826363
(Commission File Number)	(IRS Employer Identification No.)

80 Cabot Court, Hauppauge, New York 11788
(Address of Principal Executive Offices, Including Zip Code)

(631) 435-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 10, 2009, Orbit International Corp. and its subsidiaries, Behlman Electronics, Inc., Tulip Development Laboratory, Inc., Integrated Consulting Services, Inc. (collectively, the “Borrowers”) entered into a Credit Agreement (the “Credit Agreement”) with Capital One, N.A. (the “Bank”) pursuant to which the Borrowers (a) established a line of credit of up to $3,000,000, and (b) entered into a term loan in the amount of $4,654,761.84.  These new credit facilities were used to pay off in full the Borrowers’ obligations to Merrill Lynch Commercial Finance Corp. pursuant to a prior credit facility and to provide for the Borrowers’ general working capital needs.  The new credit facilities are secured by a first priority security interest in substantially all of the Borrowers’ assets.

The term loan is payable in 60 consecutive monthly installments of principal and interest and matures on March 1, 2015.  The line of credit matures on June 1, 2011.  Payment of interest on all loans is due at a rate per annum as follows: (1) for a prime rate loan under the line of credit at a rate equal to the Prime Rate established by the Bank plus 0%, (2) for a prime rate loan under the term loan at a rate equal to the Prime Rate established by the Bank plus 0.5%, (3) for a LIBOR loan under the line of credit at a rate equal to LIBOR plus 2% and (4) for a LIBOR loan under the term loan at a rate equal to LIBOR plus 3%.

The Credit Agreement contains customary affirmative and negative comments and certain financial covenants.  Available borrowings under the credit facilities are subject to a borrowing base of eligible accounts receivable, inventory and, with respect to the term loan only,  cash and marketable securities.  The Credit Agreement also contains customary events of default such as non-payment, bankruptcy and material adverse change.

The discussion herein regarding the new credit facilities with the Bank is qualified in its entirety by reference to the Credit Agreement and Security Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.03                     Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

10.1           Credit Agreement, dated as of March 10, 2010, by and among Orbit International Corp., Behlman Electronics, Inc., Tulip Development Laboratory, Inc., Integrated Consulting Services, Inc. and Capital One, N.A.

10.2           Security Agreement, dated as of March 10, 2010, by and among Orbit International Corp., Behlman Electronics, Inc., Tulip Development Laboratory, Inc., Integrated Consulting Services, Inc. and Capital One, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT INTERNATIONAL CORP.

Date: March 16, 2010	/s/ Dennis Sunshine
Name: Dennis Sunshine
Title: Chief Executive Officer and President